Filed Pursuant to Rule 424(b)(5)

Registration No. 333-275717

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 31, 2024)

Pre-Funded Warrants to Purchase 86,666,667 Shares of Common Stock

Series A Warrants to Purchase 86,666,667 Shares of Common Stock (or Pre-Funded Warrants)

Series B Warrants to Purchase 86,666,667 Shares of Common Stock (or Pre-Funded Warrants)

260,000,001 Shares of Common Stock underlying the Warrants

We are offering pre-funded warrants to purchase shares of our common stock, par value $0.0001 per share (“common stock” and such warrants, the “pre-funded warrants”), accompanied by Series A warrants to purchase an aggregate of shares of our common stock (or, for those investors who so choose, pre-funded warrants) (the “Series A warrants”) and Series B warrants to purchase an aggregate of shares of our common stock (or, for those investors who so choose, pre-funded warrants) (the “Series B warrants”). The pre-funded warrants will be sold in a fixed combination with the Series A warrants and Series B warrants, with each pre-funded warrant that we sell in this offering being accompanied by a Series A Warrant and a Series B Warrant. The pre-funded warrants, Series A warrants, and Series B warrants are immediately separable and will be issued separately, but can only be purchased together in the offering. Each pre-funded warrant will be immediately exercisable for one share of common stock, subject to the beneficial ownership limitations described in the section “Description of Securities we are Offering”. The Series A warrants and Series B warrants will be exercisable, as described in “Description of Securities we are Offering”. The Series A warrants will expire on December 31, 2025 and will have an exercise price equal to $0.75 per share of common stock (or $0.7499, for those investors who so choose, pre-funded warrant). The Series B warrants will expire five years from the date of issuance and will have an exercise price equal to $0.75 per share of common stock (or $0.7499, for those investors who so choose, pre-funded warrant). In addition, each Series A and Series B warrant will immediately expire in proportion to the extent that the corresponding pre-funded warrant offered hereby is exercised on or prior to September 30, 2025, subject to certain exceptions described below in the case of the Series B warrants. The pre-funded warrants, Series A warrants and Series B warrants are referred to collectively in this prospectus supplement as the warrants. We refer to the warrants together with the common stock underlying the warrants, collectively, as the securities. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such warrants.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IMUX”. On May 28, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $0.91 per share. There is no established public trading market for the pre-funded warrants, the Series A warrants or the Series B warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants, the Series A warrants or the Series B warrants on the Nasdaq Global Select Market, any other national securities exchange or any other recognized trading system.

We are a “smaller reporting company” as defined under U.S. federal securities laws and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and may elect to do so for future filings. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

	Per Pre-Funded Warrant and Accompanying Series A and Series B Warrant	Total
Public offering price	$0.7499	$64,991,334
Underwriting discounts and commissions(1)	$0.0450	$3,900,000
Proceeds to us before expenses	$0.7049	$61,091,334

(1)

We have agreed to pay the underwriters a commission equal to 6.0% of the aggregate gross proceeds from the sale of the securities in this offering. We have also agreed to pay the underwriters a warrant exercise fee in connection with the cash exercise of any warrants issued in this offering, equal to 6.0% of the aggregate gross cash proceeds from warrant exercises, on a quarterly basis. See “Underwriting” on page S-20 of this prospectus supplement for additional disclosures regarding underwriting compensation and estimated offering expenses.

Investing in our securities involves a high degree of risk. Please read the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement, page 7 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone's investment in these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the pre-funded warrants, Series A warrants and Series B warrants to purchasers on or about June 3, 2025, which is the third business day following the date of pricing of the warrants (such settlement being referred to as “T+3”). See “Underwriting” for details.

The pre-funded warrants, Series A warrants and Series B warrants will be delivered to purchasers in certificated form.

Sole Bookrunner

Leerink Partners

Co-Managers

B. Riley Securities	Brookline Capital Markets a division of Arcadia Securities, LLC

The date of this prospectus supplement is May 28, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Page

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-2
PROSPECTUS SUPPLEMENT SUMMARY	S-3
THE OFFERING	S-7
RISK FACTORS	S-8
USE OF PROCEEDS	S-11
DIVIDEND POLICY	S-11
DILUTION	S-12
DESCRIPTION OF SECURITIES WE ARE OFFERING	S-13
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR SECURITIES	S-16
UNDERWRITING	S-20
LEGAL MATTERS	S-25
EXPERTS	S-25
WHERE YOU CAN FIND MORE INFORMATION	S-25
INFORMATION INCORPORATED BY REFERENCE	S-26

PROSPECTUS DATED MAY 31, 2024

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3
THE COMPANY	4
RISK FACTORS	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK WE MAY OFFER	8
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER	11
DESCRIPTION OF WARRANTS WE MAY OFFER	19
DESCRIPTION OF UNITS WE MAY OFFER	21
GLOBAL SECURITIES	22
PLAN OF DISTRIBUTION	26
LEGAL MATTERS	27
EXPERTS	27

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the prospectus supplement relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before investing in our securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context indicates otherwise, all references in this prospectus supplement to “Immunic,” “we,” “us,” “the Company,” “our” and similar references refer to Immunic, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on our current beliefs and assumptions concerning various future events and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements include all statements that are not historical facts and can be identified by such terms as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “predict,” “potential,” “might,” “could,” “would,” “should” or similar expressions and the negatives of those terms. These forward-looking statements include, among other things, statements about:

•	the strategies, prospects, plans, expectations and objectives of management;

•	our ability to regain or maintain compliance with Nasdaq listing standards;

•	strategies with respect to our development programs;

•	our estimates regarding expenses, capital requirements, projected cash requirements and needs for additional financing;

•	possible sources of funding for future operations;

•	our ability to protect intellectual property rights and our intellectual property position;

•	future economic conditions or performance;

•	proposed products or product candidates;

•	our ability to retain key personnel;

•	our ability to maintain effective internal control over financial reporting;

•	our expectations related to the use of proceeds from this offering;

•	the accuracy of our estimates regarding future expenses, future revenues, capital requirements and need for additional financing;

•	our expectations related to the use of proceeds from this offering; and

•	beliefs and assumptions underlying any of the foregoing.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by any such forward-looking statements, including those described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date of this prospectus supplement. You should read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, and with the understanding that our actual future results may be materially different from what we expect.

Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly and actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement, in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to buy our securities.

Company Overview

We are a biotechnology company developing a clinical pipeline of selective oral immunology therapies focused on treating chronic inflammatory and autoimmune diseases. We are headquartered in New York City with our main operations in Gräfelfing near Munich, Germany. We had approximately 90 employees as of April 30, 2025.

We are pursuing clinical development of orally administered, small molecule programs, each of which has unique features intended to directly address the unmet needs of patients with serious chronic inflammatory and autoimmune diseases. These include the vidofludimus calcium (IMU-838) program, which is in Phase 3 clinical development for patients with relapsing multiple sclerosis (“RMS”), and which has shown therapeutic activity in Phase 2 clinical trials in patients suffering from relapsing-remitting MS (“RRMS”), progressive MS (“PMS”) and moderate-to-severe ulcerative colitis (“UC”); the IMU-856 program, which is targeted to regenerate bowel epithelium and restore intestinal barrier function, which could potentially be applicable in numerous gastrointestinal diseases, such as celiac disease, inflammatory bowel disease (“IBD”), Graft-versus-Host-Disease ("GvHD") and weight management; and the IMU-381 program, which is a next generation molecule being developed to specifically address the needs of gastrointestinal diseases.

The following table summarizes the potential indications, clinical targets and clinical development status of our three product candidates:

Our most advanced drug candidate, vidofludimus calcium (IMU-838), is being tested in ongoing MS trials as part of its overall clinical program in order to support potential approvals for patients with MS in major markets. The Phase 3 ENSURE program of vidofludimus calcium in RMS, comprising twin studies evaluating efficacy, safety, and tolerability of vidofludimus calcium versus placebo, is currently ongoing. Each of the trials, titled ENSURE-1 and ENSURE-2, enrolled adult patients with active RMS at more than 100 sites in 15 countries. In total, 1,121 patients in ENSURE-1 and 1,100 patients in ENSURE-2 have been randomized in a double-blinded fashion to either 30 mg daily doses of vidofludimus calcium or placebo. On October 22, 2024, we announced a positive outcome of an interim analysis of the ENSURE program, with an unblinded Independent Data Monitoring Committee ("IDMC") confirming that the predetermined futility criteria have not been met and recommending that both ENSURE trials should continue without changes, including no need for a potential increase of the sample size. Pooled top-line data for both trials is expected to be available end of 2026. Although we currently believe that this goal is achievable, it is dependent on numerous factors, most of which are not under our direct control and can be difficult to predict. We plan to periodically review this assessment and provide updates of material changes as appropriate.

Our Phase 2 CALLIPER trial of vidofludimus calcium in PMS was designed to corroborate vidofludimus calcium’s neuroprotective potential and to evaluate the clinical efficacy, safety and tolerability of vidofludimus calcium in a broad set of PMS patients to determine the suitability of advancing to a confirmatory Phase 3 program. On October 9, 2023, we announced positive interim data from the CALLIPER trial, showing biomarker evidence that vidofludimus calcium’s activity extends beyond the previously observed anti-inflammatory effects, thereby further reinforcing its neuroprotective potential. On April 30, 2025, we announced positive clinical data from the CALLIPER trial, showing substantial reductions in the relative risks of 24-week confirmed disability progression events and in thalamic brain volume as well as confirming the favorable safety and tolerability profile of vidofludimus calcium already observed in previous clinical trials.

If approved, we believe that vidofludimus calcium, with combined neuroprotective, anti-inflammatory, and antiviral effects as well as a favorable safety and tolerability profile, has the potential to be a unique treatment option targeted to the complex pathophysiology of MS. Preclinical data showed that vidofludimus calcium activates the neuroprotective transcription factor nuclear receptor-related 1 (“Nurr1”), which is associated with direct neuroprotective properties and may enhance the potential benefit for patients. Additionally, vidofludimus calcium is a known inhibitor of the enzyme dihydroorotate dehydrogenase (“DHODH”), which is a key enzyme in the metabolism of overactive immune cells and virus-infected cells. This mechanism is associated with the anti-inflammatory and antiviral effects of vidofludimus calcium. We believe that the combined mechanisms of vidofludimus calcium are unique in the MS space and support the therapeutic performance shown in our Phase 2 EMPhASIS trial in RRMS patients and in our Phase 2 CALLIPER trial in PMS patients. Vidofludimus calcium has shown a consistent pharmacokinetic, safety and tolerability profile in clinical trials reported, to date, and has already been exposed to approximately 2,700 human subjects and patients in either of the drug’s formulations.

IMU-856 is an orally available and systemically acting small molecule modulator that targets Sirtuin 6 (“SIRT6”), a protein which serves as a transcriptional regulator of intestinal barrier function and regeneration of bowel epithelium. Based on preclinical data, we believe this compound may represent a unique treatment approach, as the mechanism of action targets the restoration of the intestinal barrier function and bowel wall architecture in patients suffering from gastrointestinal diseases such as celiac disease, IBD, GvHD and other intestinal barrier function associated diseases. Based on preclinical investigations demonstrating no suppression of immune cells, IMU-856 may have the potential to maintain immune surveillance for patients during therapy, which would be an important advantage versus immunosuppressive medications and may allow the potential for combination with available treatments in gastroenterological diseases.

Data from a Phase 1b clinical trial in celiac disease patients during periods of gluten-free diet and gluten challenge demonstrated positive effects for IMU-856 over placebo in four key dimensions of celiac disease pathophysiology: protection of the gut architecture, improvement of patients’ symptoms, biomarker response, and enhancement of nutrient absorption. IMU-856 was also observed to be safe and well-tolerated in this trial. In a post hoc analysis of this Phase 1b clinical trial, IMU-856 demonstrated a dose-dependent increase of endogenous glucagon-like peptide-1 (“GLP-1”) levels. IMU-856 also showed a dose-dependent reduction of body weight gain and food consumption in preclinical in vivo testing. These two effects may indicate the potential for IMU-856 as an oral treatment option for weight management. Contingent on financing, licensing or partnering, we are currently preparing clinical Phase 2 testing of IMU-856 in patients with ongoing active celiac disease (“OACD”) despite gluten-free diet, while also considering further potential clinical applications in other gastrointestinal disorders.

Immunic has selected IMU-381 as a development candidate to specifically address the needs of gastrointestinal diseases. IMU-381 is a next generation molecule with improved overall properties, supported by a series of chemical derivatives. IMU-381 is currently in preclinical testing.

Additional research and development activities remain ongoing through preclinical research examining the potential to treat a broad set of neuroinflammatory, autoimmune and viral diseases with new molecules leveraging our chemical and pharmacological research platform as well as generated intellectual property in these areas.

We expect to continue to lead most of our research and development activities from our Gräfelfing, Germany location, where dedicated scientific, regulatory, clinical and medical teams conduct their activities. Due to these teams' key relationships with local and international service providers, we anticipate that this should result in more timely and cost-effective execution of our development programs. In addition, we are using our subsidiary in Melbourne, Australia to perform research and development activities in the Australasia region. We also conduct preclinical work in our laboratory in Martinsried, Germany and in Halle/Saale, Germany through a collaboration with the Fraunhofer Institute.

Our business, operating results, financial condition and growth prospects are subject to significant risks and uncertainties, including delays in clinical trials, the failure of our clinical trials to meet their endpoints, failure to obtain regulatory approval and failure to obtain needed additional funding on acceptable terms, if at all, to complete the development and commercialization of our three development programs.

Strategy

We are focused on the development of new molecules that maximize the therapeutic benefits for patients by uniquely addressing biologically relevant immunological targets. We take advantage of our established research and development infrastructure and operations in Germany and Australia to more efficiently develop our product candidates in indications of high unmet need and where the product candidates have the potential to elevate the standard of care for the benefit of patients. Given the mechanisms of action and the data generated for our product candidates, to date, we continue to execute on the clinical development of our programs for established indications as well as explore additional indications where patients could potentially benefit from the unique profiles of each product candidate.

We are currently focused on maximizing the potential of our development programs through the following strategic initiatives:

•	Executing the ongoing Phase 3 ENSURE clinical trials of vidofludimus calcium in RMS.

•	Completing the analysis of the full data set of the Phase 2 CALLIPER clinical trial and discussing the results with healthcare authorities to determine appropriate next steps for vidofludimus calcium in PMS.

•	Executing the IMU-856 development program, including preparation of a Phase 2 clinical trial.

•	Continuing preclinical research to complement the existing clinical activities, explore additional indications for potential future development and generating additional molecules for potential future development.

•	Facilitating readiness for potential commercial launch of our product candidates through targeted and stage-appropriate pre-commercial activities.

•

Evaluating potential strategic collaborations for each product candidate in order to complement our existing research and development capabilities and to facilitate potential commercialization of these product candidates by taking advantage of the resources and capabilities of strategic collaborators in order to enhance the potential and value of each product candidate.

Corporate Information

Prior to April 12, 2019, we were a clinical-stage biotherapeutic company known as Vital Therapies, Inc. that had historically been focused on the development of a cell-based therapy targeting the treatment of acute forms of liver failure. Vital Therapies, Inc. was originally incorporated in the State of California in May of 2003 as Vitagen Acquisition Corp., subsequently changed its name to Vital Therapies, Inc. in June 2003, and reincorporated in Delaware in January 2004. On April 12, 2019, we completed an exchange transaction with Immunic AG pursuant to which holders of ordinary shares of Immunic AG exchanged all of their shares for shares of our common stock, resulting in Immunic AG becoming our wholly owned subsidiary. Following the exchange, we changed our name to Immunic, Inc. and we became a clinical-stage biopharmaceutical company focused on the development of selective oral therapies in immunology with the goal of becoming a leader in treatments for chronic inflammatory and autoimmune diseases.

Our corporate headquarters are located at 1200 Avenue of the Americas, Suite 200, New York, New York 10036. We also have an office at Lochhamer Schlag 21, 82166 Gräfelfing, Germany. Our telephone number is (332) 255-9818. We maintain a website at www.imux.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our securities. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Pre-funded warrants

We are offering pre-funded warrants to purchase 86,666,667 shares of our common stock. Each pre-funded warrant is being offered and sold together with an accompanying Series A warrant and Series B warrant at a combined offering price of $0.7499. Each pre-funded warrant will have an exercise price of $0.0001 and will be exercisable from the date of issuance until fully exercised, subject to a beneficial ownership limitation. See “Description of Securities we are Offering.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Series A warrants and Series B warrants

As described above, we will also issue Series A warrants to purchase 86,666,667 shares of common stock (or, for those investors who so choose, pre-funded warrants) and Series B warrants to purchase 86,666,667 shares of common stock (or, for those investors who so choose, pre-funded warrants) to accompany the pre-funded warrants. Each Series A warrant will be immediately exercisable for one share of common stock with an exercise price of $0.75 per share of common stock (or $0.7499, for those investors who so choose, pre-funded warrants) and will expire on December 31, 2025. Each Series B warrant will be exercisable at any time from the earlier of (i) October 1, 2025, (ii) the first day following any five trading days during which the volume weighted average price for the common stock of the Company during such five trading day period is $1.25 or greater (the “VWAP Target”), or (iii) immediately prior to the consummation of a Fundamental Transaction (as defined in the Series B warrants) for one a share of common stock with an exercise price of $0.75 per share of common stock (or $0.7499, for those investors who so choose, pre-funded warrants) and will expire five years from the date of issuance. In addition, each Series A and Series B warrant will immediately expire in proportion to the extent that the corresponding pre-funded warrant offered hereby is exercised prior to September 30, 2025; provided that this term will not apply to the Series B warrants immediately as of the date of achievement of the VWAP Target. The Series B warrants also provide for adjustments to the exercise price if we issue other securities in certain circumstances at prices below the Series B warrant exercise price. Each Series A warrant and Series B warrant will be exercisable as described above, subject in each case to a beneficial ownership limitation. See “Description of Securities we are Offering.” This prospectus supplement also relates to the offering of the shares of our common stock (or pre-funded warrants) issuable upon the exercise of such Series A warrants and Series B warrants.

Common stock outstanding before this offering	95,817,536 shares of common stock.

Common stock to be outstanding after this offering	182,484,203 shares of common stock (assuming the exercise of all of the pre-funded warrants issued in this offering, but not the exercise of any other warrants issued in this offering).

Use of proceeds	We intend to use the net proceeds from this offering to fund our clinical trials and operations, and for other general corporate purposes. See the section titled “Use of Proceeds” in this prospectus supplement for additional information.

Risk factors

Investing in our securities involves a high degree of risk and purchasers of securities may lose their entire investment. See the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Select Market symbol

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IMUX”. We do not intend to list the warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

Unless otherwise stated, all information in this prospectus supplement is based on 95,817,536 shares of common stock outstanding as of May 14, 2025, and excludes as of such date:
•	16,208,591 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price $1.52 per share;

•	11,193,564 shares of common stock issuable upon exercise of outstanding pre-funded warrants; and

•	283,334 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.125 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to deciding whether to invest in our securities, you should carefully consider the specific risks discussed in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described herein and in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose part or all of your investment.

Risks Related to this Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering, and these uses may vary from our current plans. Our management will have discretion in the application of the net proceeds, including for general corporate purposes as described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the net proceeds from this offering. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. The failure by our management to apply these funds effectively could harm our business and cause the price of our common stock to decline.

If you purchase securities in this offering, you may incur immediate and substantial dilution in the book value of your shares.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your securities purchased in this offering because the price you will pay will be substantially greater than the net tangible book value per share of the securities you acquire. To the extent outstanding options or warrants are exercised, you will incur further dilution. In the events the warrants included in this offering are exercised by holders, you will experience additional dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you will incur if you participate in this offering.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

As of March 31, 2025, we had 90,150,869 shares of our common stock outstanding. If our stockholders sell, or the market perceives that our stockholders intend to sell, a substantial amount of our common stock in the public market, the market price of our common stock could decline significantly. Sales of a substantial number of shares of our common stock in the public market could occur at any time, including by us pursuant to our existing “at-the-market” program, under which, as of the date hereof, we may issue and sell up to approximately $80 million in additional shares of our common stock or by the holders of the warrants offered hereby. Without giving effect to the anti-dilution provision of the Series B warrants, the warrants offered hereby are exercisable for shares of common stock.

There is no public market for the warrants being offered in this offering.

There is no public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. See “Description of Securities we are Offering.”

We will not receive any meaningful amount of, or potentially any, additional funds upon the exercise of the pre-funded warrants and may not receive any additional funds upon the exercise of the Series A warrants and Series B warrants; however, any exercise would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful, or potentially any, additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market. Additionally, the Series B warrants (and in limited circumstances, the Series A warrants) may be exercised any time prior to their respective expiration dates by way of a cashless exercise. To the extent such Series A warrants or Series B warrants are exercised by way of a cashless exercise, additional shares of common stock will be issued for no additional consideration, which will result in dilution to the then existing holdings of our common stock and will increase the number of shares eligible for resale in the public market.

Holders of the warrants will have no rights as common stockholders until such holders exercise their warrants and acquire shares of our common stock.

Until holders of the warrants exercise their warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date. Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

The exercisability of the pre-funded warrants, Series A warrants and Series B warrants is subject to beneficial ownership limitations, as described in “Description of Securities we are Offering.” As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See “Description of Securities we are Offering.”

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold; and it may not ever be profitable for holders of the Series A warrants and Series B warrants to exercise such warrants.

The exercisability of the pre-funded warrants, Series A warrants and Series B warrants is subject to beneficial ownership limitations, as described in “Description of Securities we are Offering.” As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

Holders of the Series A warrants may exercise their right to acquire the common stock and pay an exercise price equal to $0.75, subject to certain adjustments at any time prior to December 31, 2025, after which date any unexercised Series A warrants will expire and have no further value. Holders of the Series B warrants may exercise their right to acquire the common stock and pay an exercise price equal to $0.75, subject to certain adjustments, at any time until five years from the date of issuance, after which date any unexercised Series B warrants will expire and have no further value. In addition, if the holder of Series A warrants or Series B warrants exercises any portion of their pre-funded warrants prior to September 30, 2025, the holder will forfeit a number of Series A and Series B warrants, on a pro rata basis, equal to the number of pre-funded warrants exercised; provided that this term will not apply to the Series B warrants immediately as of the date of achievement of the VWAP Target.

Following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the respective exercise prices of the Series A warrants and Series B warrants, and, consequently, it may not ever be profitable for holders of the Series A warrants and Series B warrants to exercise such warrants.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our clinical trial, research, development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock. Further, we have a significant number of stock options outstanding. The exercise of outstanding stock options may result in further dilution of your investment.

If securities or industry analysts issue an adverse opinion regarding our common stock, the price and trading volume of our common stock could decline.

The trading market for our common stock is influenced by, among other things, the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us adversely change their recommendation regarding our common stock, or provide more favorable relative recommendations about our competitors, the trading price of our common stock could decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

Risks Related to Ownership of Our Securities

We are a “smaller reporting company,” and the reduced disclosure requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are considered a “smaller reporting company” under Rule 12b-2 of the Exchange Act. We are therefore entitled to rely on certain reduced disclosure requirements, such as an exemption from providing selected financial data and executive compensation information. These exemptions and reduced disclosures in our SEC filings due to our status as a smaller reporting company also mean our auditors are not required to review our internal control over financial reporting and may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our common stock prices may be more volatile. We will remain a smaller reporting company until our public float exceeds $250 million as of the last business day of our most recently completed second quarter if our annual revenues are $100 million or more as of our most recently completed fiscal year, or until our public float exceeds $700 million as of the last business day of our most recently completed second quarter if our annual revenues are less than $100 million as of our most recently completed fiscal year.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $60.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Series A and/or Series B warrants issued in this offering. We cannot predict when or if the Series A and/or Series B warrants will be exercised, and it is possible that they may expire without being exercised.

We intend to use the net proceeds from this offering to fund our clinical trials and operations, and for other general corporate purposes.

Our expected use of the net proceeds to us from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our research and development efforts, the status of and results from our current or future clinical trials, the timing of regulatory submissions and any unforeseen cash needs. Accordingly, our management will have broad discretion in the application of any net proceeds from this offering.

Until we use the net proceeds of this offering for the purposes described above, we intend to invest any funds we receive in short-term, investment-grade, interest-bearing instruments and U.S. government securities. We cannot predict whether these investments will yield a favorable return.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between our as adjusted net tangible book value per share after giving effect to this offering, and the public offering price for shares in this offering. Our net tangible book value as of March 31, 2025 was approximately a deficit of $5.3 million or $(0.06) per share. Net tangible book value per share is determined by dividing our assets, less goodwill and total liabilities, by the number of shares of our common stock outstanding as of March 31, 2025.

After giving effect to the issuance of 5,666,667 shares of common stock for net proceeds of $4.6 million pursuant to that certain pursuant a securities purchase agreement dated as of April 9, 2025 our pro forma net tangible book value as of March 31, 2025 would have been a deficit of $0.7 million or $(0.01) per share. After giving further effect to our issuance and sale of pre-funded warrants to purchase 86,666,667 shares of common stock and accompanying Series A warrants to purchase 86,666,667 shares of our common stock (or pre-funded warrants) and Series B warrants to purchase 86,666,667 shares of our common stock (or pre-funded warrants) in this offering at a public offering price of $0.7499 per pre-funded warrant and accompanying Series A warrant and Series B warrant (assuming the exercise for cash of all warrants offered hereby), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been $181.7 million, or $0.51 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $0.52 to existing stockholders and immediate dilution of $0.25 in pro forma as adjusted net tangible book value per share to new investors purchasing securities in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing securities in this offering:

Public offering price per pre-funded warrant, and accompanying Series A warrant and Series B Warrant (assuming exercise of all pre-funded warrants)		$0.75
Net tangible book value per share as of March 31, 2025	$(0.06)
Increase per share attributable to the pro forma adjustments described above	$0.05
Net tangible book value per share as of March 31, 2025, after giving effect to the Company’s registered direct offering which closed on April 10, 2025 (Pro Forma)	$(0.01)
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$0.52
As adjusted net tangible book value per share after giving effect to this offering		$0.51
Dilution per share to investors in this offering		$0.24

The foregoing table and calculations are based on 90,150,869 shares outstanding as of March 31, 2025, after giving effect to the issuance and sale of 5,666,667 shares of common stock subsequent to such period, and excludes as of such date:

•	16,208,591 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price $1.52 per share;

•	11,193,564 shares of common stock issuable upon exercise of outstanding pre-funded warrants; and

•	283,334 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.125 per share

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering pre-funded warrants to purchase shares of our common stock, together with Series A warrants to purchase shares of our common stock and Series B warrants to purchase shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of warrants offered hereby. The pre-funded warrants, and accompanying Series A warrants and Series B warrants are immediately separable and will be issued separately but can only be purchased together in this offering.

Pre-Funded Warrants

The following is a summary of the material attributes and characteristics of the pre-funded warrants. The pre-funded warrants will be issued as individual warrant agreements to each individual purchaser of a pre-funded warrant. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC. The following summary is subject in all respects to the provisions contained in the pre-funded warrants.

Each pre-funded warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $0.0001 per share. Each pre-funded warrant will be exercisable at any time beginning on the date of issuance. The number of shares of our common stock issuable upon exercise of each pre-funded warrant is subject to adjustment upon certain corporate events, including certain stock dividends and splits, combinations, reclassifications and certain other events.

The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of shares of our common stock for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Upon a holder’s exercise of the pre-funded warrant, we will issue the shares of common stock to which the holder is entitled pursuant to such exercise within two trading days after the exercise date.

A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) to exceed 4.99% or 9.99% of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

The pre-funded warrants do not confer upon the holder any voting or other rights as our stockholders except that the holder generally shall be entitled to participate in a distribution (as described in the pre-funded warrants) to the same extent that the holder would have participated therein if the holder had held our common stock acquirable upon exercise of the pre-funded warrants immediately before the distribution.

Series A Warrants and Series B Warrants

The following is a summary of the material terms and provisions of the Series A warrants and Series B warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the full text of the respective warrants, which have been provided to the investors in this offering and the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the Series A warrants and Series B warrants for a complete description of the terms and conditions of the respective warrants.

Duration and Exercise Price

Each Series A warrant will be exercisable for one share of common stock with an exercise price of $0.75 per whole share of common stock (or $0.7499, for those investors who so choose, pre-funded warrants) and will expire on December 31, 2025. Each Series B warrant will be exercisable for one share of common stock with an exercise price of $0.75 per whole share of common stock (or $0.7499, for those investors who so choose, pre-funded warrants) and will expire five years from the date of issuance. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. In addition, each Series A warrant and Series B warrant will immediately expire in proportion to the extent that the corresponding pre-funded warrant offered hereby is exercised prior to September 30, 2025; provided that this term will not apply to the Series B warrants immediately as of the date of achievement of the VWAP Target. The Series B warrants also provide for adjustments to the exercise price if we issue other securities in certain circumstances at prices below the Series B warrant exercise price as provided for in the Series B warrant.

Exercisability

The Series A warrants are immediately exercisable at any time up to December 31, 2025. The Series B warrants are exercisable at any time from the earlier of (i) October 1, 2025, (ii) the first day following any five trading days during which the volume weighted average price for the common stock of the Company during such five trading day period is $1.25 or greater, or (iii) immediately prior to the consummation of a Fundamental Transaction (as defined in the Series B warrants) up to the date that is five years after their original issuance. The Series A warrants and Series B warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock issuable upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation

A holder of the Series A and Series B warrants will not be entitled to exercise any portion of such warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) to exceed 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise However, any holder of a Series A or Series B warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. If the holder is not permitted to exercise a Series A warrant or a Series B warrant for common stock due to the foregoing limitation, then the holder may exercise such warrant for an equivalent number of pre-funded warrants with an exercise price of $0.0001 in substantially the same form of pre-funded warrant to purchase shares of common stock described elsewhere in this prospectus supplement.

Cashless Exercise

Holders of Series A warrants may, provided there is no effective registration statement or prospectus available which covers the warrants and shares of common stock issuable upon exercise of the warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the applicable warrant.

Holders of Series B warrants may, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the applicable warrant.

Transferability

A Series A warrant or Series B warrant may be transferred after September 30, 2025 at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer in accordance with its terms.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series A warrants or Series B warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number and we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder

Except as otherwise provided in the Series A warrants and Series B warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Series A warrants and Series B warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such warrant holders exercise their Series A warrants and Series B warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series A warrants and Series B warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series A warrants and Series B warrants will be entitled to receive upon exercise of such warrants the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the Series A or Series B warrant is exercisable immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Series A or Series B warrants.

Waivers and Amendments

No term of the Series A warrants and Series B warrants may be amended or waived without the written consent of the holder of such warrant.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “IMUX”. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock (including the underlying shares of common stock issuable upon exercise of the warrants) is Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC). We are the warrant agent for the pre-funded warrants, the Series A warrants and the Series B warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS OF OUR COMMON STOCK AND WARRANTS

The following is a general discussion of material U.S. federal income tax considerations and certain U.S. federal estate tax considerations relating to the acquisition, ownership, and disposition of our securities applicable to non-U.S. holders that purchase our securities in this offering and hold it as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our securities (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or otherwise treated as a domestic corporation;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (“U.S. persons”) have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our securities should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

This discussion is based on current provisions of the Code, final, temporary and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, all in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s particular circumstances nor does it address any aspects of U.S. state or local or non-U.S. taxes, other U.S. federal tax, the alternative minimum tax, or the tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	banks, insurance companies and other financial institutions;

•	brokers or dealers or traders in securities;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons that own, or have owned, actually or constructively, more than 5% of our stock at any time;

•	persons who hold our securities as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or who have elected to mark securities to market;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	non-U.S. governments and governmental organizations; and

•	former citizens or long-term residents of the United States.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. PROSPECTIVE HOLDERS OF OUR SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

Characterization of the pre-funded warrants for tax purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we intend to treat the pre-funded warrants as our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally expect to be taxed in the same manner as a holder of our common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant (except to the extent of cash received in lieu of a fractional share), and upon exercise, the holding period of the share of common stock received should include the holding period of the pre-funded warrant. Similarly, the tax basis of a share of common stock received upon exercise of a pre-funded warrant should include the tax basis of the pre-funded warrant increased by the exercise price of $0.0001 per share. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Our position with respect to the characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the tax considerations to a holder with respect to an investment in our pre-funded warrants could differ from the description below. Each holder should consult its tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences of an investment in the pre-funded warrants based on such holder’s own particular facts and circumstances.

Distributions  on Our Common Stock and Pre-Funded Warrants

As discussed under “Dividend Policy” above, we do not expect to make distributions on our common stock or pre-funded warrants in the foreseeable future. However, if we do make distributions of cash or property on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of distributions not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital of the non-U.S. holder’s investment and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock or pre-funded warrants, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Securities.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend. Any such distributions will also be subject to the discussions below under the headings “FATCA” and “Backup Withholding, Information Reporting and Other Reporting Requirements.”

Subject to the discussion in the next two paragraphs, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment or a fixed base maintained by such non-U.S. holder) will generally be exempt from the U.S. federal withholding tax described above, if the non-U.S. holder complies with applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates as would apply if such holder were a U.S. person (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder of our common stock or pre-funded warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

Gain on Sale or Other Disposition of Securities

Subject to the discussion below under the headings “FATCA” and “Backup Withholding, Information Reporting and Other Reporting Requirements,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s common stock or warrants unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock, and, provided that our common stock is regularly traded on an established securities market within the meaning of applicable Treasury Regulations, the non-U.S. holder has held, directly, indirectly, or constructively, at any time during said period, more than 5% of our common stock including pre-funded warrants.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates that apply to U.S. persons. If the non-U.S. holder is a non-U.S. corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other disposition, which may be offset by certain U.S.-source capital losses, if any. We believe that we are not and we do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes. Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise of Pre-Funded Warrants

A non-U.S. holder may exercise the pre-funded warrant by payment of the exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into shares of common stock is unclear, and non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of pre-funded warrants. In general, however, a non-U.S. holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a pre-funded warrant pursuant to either method. If such non-U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the pre-funded warrant, the non-U.S. holder’s receipt of cash generally will be treated as a sale of such fractional share subject to the rules described above under the section entitled “Sale or Other Disposition of Our Securities”.

Exercise of Series A/B Warrants

A non-U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exercise of a Series A/B warrant and the related receipt of common stock or pre-funded warrants (except to the extent cash is received in lieu of the issuance of a fractional share of our common stock or pre-funded warrants and certain other conditions are present).

Lapse of Series A/B Warrants

If a non-U.S. holder allows a Series A/B warrant to expire unexercised, such non-U.S. holder will recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the Series A/B warrant.

Contingent Payments on the Series A/B Warrants

In certain circumstances, a holder of Series A/B warrants may receive payments upon the occurrence of certain contingencies. The tax treatment of such payments, if made, is subject to substantial uncertainty, and there is a significant risk that such payments are treated as U.S. source income that is subject to U.S. federal withholding tax at the rate of 30%. Non-U.S. holders should consult their own tax advisors as to the appropriate U.S. federal income tax treatment of any such contingent payments that may be made to them in respect of the Series A/B warrants, the US. tax characterization of such payments and the potential for any such payments being subject to a U.S. withholding tax. Any U.S. federal income tax required to be withheld on any portion of such contingent payment may be withheld from shares of our common stock, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. Holder.

FATCA

Withholding taxes may be imposed under the so-called Foreign Account Tax Compliance Act (“FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to the reporting rules of that intergovernmental agreement. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Although withholding under FATCA applies also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations would eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by timely filing a U.S. federal income tax return. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

Backup Withholding, Information Reporting and Other Reporting Requirements

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply regardless of whether such distributions constitute dividends and even if no withholding was required. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them, including the availability of and procedure for obtaining an exemption from backup withholding.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

U.S. Federal Estate Tax

Our securities that are owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal income tax considerations and certain U.S. federal estate tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Leerink Partners LLC ("Leerink Partners") is acting as representatives of each of the underwriters named below and as sole bookrunner for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of pre-funded warrants, Series A warrants, and Series B warrants set forth opposite its name below:

Underwriter	Number of Pre-Funded Warrants	Number of Series A Warrants	Number of Series B Warrants

Leerink Partners LLC	77,038,000	77,038,000	77,038,000
B. Riley Securities, Inc.	5,876,000	5,876,000	5,876,000
Brookline Capital Markets, a division of Arcadia Securities, LLC	3,752,667	3,752,667	3,752,667

Total	86,666,667	86,666,667	86,666,667

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriters will purchase all of the securities if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the pre-funded warrants and the accompanying Series A warrants and Series B warrants subject to their acceptance of the pre-funded warrants and the accompanying Series A warrants and Series B warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Commissions and Expenses

The underwriters have advised us that they propose to offer the pre-funded warrants and the accompanying Series A warrants and Series B warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.027 per pre-funded warrant and accompanying Series A warrant and Series B warrant. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters.

The following table shows the public offering prices, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Pre-Funded Warrant and Accompanying Series A and Series B Warrants	Total
Public offering price	$0.7499	$64,991,334
Underwriting discounts and commissions	$0.0450	$3,900,000
Proceeds, before expenses, to us	$0.7049	$61,091,334

We estimate expenses payable by us in connection with this offering after taking into account the reimbursements described below, other than the underwriting discounts and commissions referred to above, will be approximately $400,000.  We have also agreed to reimburse the underwriters for certain of its expenses incurred in connection with the offering in an amount up to $120,000. In accordance with FINRA Rule 5110 these reimbursed expenses are deemed underwriting compensation for this offering. The underwriters have also agreed to reimburse us for certain of our expenses incurred in connection with this offering.

In addition to the foregoing, we shall pay the underwriters a fee, payable quarterly on January 1, April 1, July 1 and October 1 (or the following business day if such day is not a business day) for any cash exercises during such quarter of any warrants sold in connection with the offering, equal to 6.0% of the aggregate cash consideration received in such warrant exercise.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “IMUX”.

The warrants will not be listed on any securities exchange or included in any quotation system.

Settlement

We expect that delivery of the pre-funded warrants, Series A warrants and Series B warrants will be made against payment therefor on or about June 3, 2025, which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the warrants or exercise and trades the underlying shares of common stock prior to the delivery of the warrants hereunder will be required, by virtue of the fact that the warrants initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the warrants who wish to trade the warrants prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities; Lock-Up Agreements

We, and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Partners on behalf of the underwriters.

Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly:

(i)	directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing;

(ii)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in this paragraph or paragraph (i) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or

(iii)	otherwise publicly announce any intention to engage in or cause any action or activity described in paragraph (i) or (ii) above.

However, the foregoing restrictions will not apply to (A) any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a convertible security outstanding on the date of the underwriting agreement and referred to in described in the registration statement of which this prospectus supplement forms a part; (B) any securities issued pursuant to existing employee benefit plans referred to in the registration statement of which this prospectus supplement forms a part or any documents incorporated by reference therein, as such plan may have been amended after the date of the underwriting agreement; (C) any shares of common stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the registration statement of which this prospectus supplement forms a part; (D) the adoption by us of an amendment to an existing equity incentive plan or the filing by us of any registration statement on Form S-8 or a successor form thereto; (E) the issuance of shares of common stock pursuant to, that sales agreement with Leerink Partners, dated May 2, 2022, as amended from time to time, or (F) the issuance of equity securities (including securities convertible into or exchangeable for equity securities), provided that such issuance is made in connection with a bona fide commercial or business development agreement, strategic partnership, joint venture, license, collaboration, or similar arrangement; provided however the number of equity securities issued pursuant to clause (F) will not exceed 5% of the total number of shares of our common stock immediately following the completion of the transactions contemplated by the underwriting agreement and that each recipient thereof provides to the underwriter a signed lock-up agreement.

The restrictions described above and contained in the lock-up agreements between the underwriters and our directors and executive officers do not apply, subject in certain cases to various conditions, to certain transactions, including transfers (1) as a bona fide gift, (2) to any trust for the direct or indirect benefit of the director or officer or the immediate family of the director or officer (for purposes of the lock-up agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), (3) as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or former members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation, (4) if the director or officer, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, to any shareholder, partner or member of, or owner of similar equity interests in, the director or officer, as the case may be, (5) to the director’s or officer’s affiliates or to any investment fund or other entity controlled or managed by the director or officer, (6) pursuant to a qualified domestic relations order or in connection with a divorce settlement, (7) by will or intestate succession upon the death of the undersigned, or (8) to us to satisfy tax withholding obligations associated with the exercise or vesting of equity awards under any equity compensation plan.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the securities is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short positions by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Leerink Partners is the sales agent under our ATM Program, under which we may offer and sell our common stock having aggregate sales proceeds of up to $80.0 million from time to time.

William Blair & Company, L.L.C. is acting as financial advisor to the Company in connection with this offering and will receive a fee for acting in such capacity. William Blair & Company, L.L.C. will not engage in, nor is affiliated with any FINRA member that is engaging in, the solicitation or distribution of the offering.

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities, or any documents incorporated by reference herein, be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including any documents incorporated by reference herein, does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either have been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the FSMA).

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the Order) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (FinSA):

(a) to any person which is a professional client as defined under the FinSA;

(b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of securities shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the Corporations Act);

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (ASIC), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (Exempt Investors).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of sale of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the SFO) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the CO) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities have not been offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a.	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

a.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b.	where no consideration is or will be given for the transfer;

c.	where the transfer is by operation of law;

d.	as specified in Section 276(7) of the SFA; or

e.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations of 2005 of Singapore (Regulation 32).

Singapore SFA product classification. In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Dentons US LLP, New York, New York. Covington & Burling LLP, New York, New York., is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Immunic, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits filed as a part of the registration statement and the documents incorporated by reference herein and therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. This prospectus supplement and the accompanying prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov. We maintain a website at www.imux.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our securities. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement (excluding any information in the documents that is deemed by the rules of the SEC to be furnished and not filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, including the Part III information included in the Company’s Definitive Proxy Statement filed with the SEC on April 22, 2025 and incorporated therein by reference; and

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025; and

•	our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, February 20, 2025, April 9, 2025, and April 30, 2025; and

•	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 15, 2013 (File No. 001-36201), and all amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on February 26, 2021.

In addition, we incorporate by reference all additional documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we furnish or are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200

New York, New York 10036

(332) 255-9818

In addition, you may obtain a copy of these filings from the SEC, as described in the section entitled “Where You Can Find More Information” in this prospectus supplement.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

$412,299,419
____________________________

From time to time, we may offer and sell up to $412,299,419 in the aggregate of the securities identified above in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and all documents incorporated by reference herein and therein, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is quoted on The Nasdaq Global Select Market under the trading symbol “IMUX.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_______________________________________

The date of this prospectus is May 31, 2024.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3
THE COMPANY	4
RISK FACTORS	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK WE MAY OFFER	8
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER	11
DESCRIPTION OF WARRANTS WE MAY OFFER	19
DESCRIPTION OF UNITS WE MAY OFFER	21
GLOBAL SECURITIES	22
PLAN OF DISTRIBUTION	26
LEGAL MATTERS	27
EXPERTS	27

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectuses is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectuses may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Immunic, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.

This prospectus contains references to our trademarks and to trademarks belonging to other entities, which are protected under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate that we or their respective owners will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any such companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.imux.com. The information on, or that can be accessed through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 22, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 8, 2024;

•	Our Current Reports on Form 8-K as filed with the SEC on January 5, 2024, February 22, 2024, March 8, 2024 and May 8, 2024;

•	Our definitive Proxy Statement for our 2024 annual meeting of stockholders, as filed with the SEC on April 23, 2024; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 15, 2013 (File No. 333-191711), and all amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200
New York, New York 10036
(332) 255-9818

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a biotechnology company developing a clinical pipeline of selective oral immunology therapies focused on treating chronic inflammatory and autoimmune diseases. We are headquartered in New York City with our main operations in Gräfelfing near Munich, Germany. We currently have approximately 80 employees.

We are pursuing clinical development of orally administered, small molecule programs, each of which has unique features intended to directly address the unmet needs of patients with serious chronic inflammatory and autoimmune diseases. These include the vidofludimus calcium (IMU-838) program, which is in Phase 3 clinical development for patients with multiple sclerosis (“MS”) and which has shown therapeutic activity in Phase 2 clinical trials in patients suffering from relapsing-remitting MS, progressive MS and moderate-to-severe ulcerative colitis (“UC”); the IMU-856 program, which is targeted to regenerate bowel epithelium and restore intestinal barrier function, which could potentially be applicable in numerous gastrointestinal diseases, such as celiac disease, inflammatory bowel disease (“IBD”), short bowel syndrome and irritable bowel syndrome with diarrhea; and the IMU-381 program, which is a next generation molecule being developed to specifically address the needs of gastrointestinal diseases.

The following table summarizes the potential indications, clinical targets and clinical development status of our three product candidates:

Our most advanced drug candidate, vidofludimus calcium (IMU 838), is being tested in several ongoing MS trials as part of its overall clinical program in order to support a potential approval for patients with MS in major markets. The Phase 3 ENSURE program of vidofludimus calcium in relapsing multiple sclerosis (“RMS”), comprising twin studies evaluating efficacy, safety, and tolerability of vidofludimus calcium versus placebo, and the Phase 2 CALLIPER trial of vidofludimus calcium in progressive multiple sclerosis (“PMS”), designed to corroborate vidofludimus calcium’s neuroprotective potential, are ongoing. On October 9, 2023, we announced positive interim data from the CALLIPER trial, showing biomarker evidence that vidofludimus calcium’s activity extends beyond the previously observed anti-inflammatory effects, thereby further reinforcing its neuroprotective potential. Top-line data from the CALLIPER trial, for which the recruitment of in total 467 patients was completed in August 2023, is expected to be available in April 2025. Moreover, we currently expect to report an interim futility analysis of the ENSURE program in late 2024 and to read-out the first of the ENSURE trials in the second quarter of 2026. Although we currently believe that each of these goals is achievable, they are each dependent on numerous factors, most of which are not under our direct control and can be difficult to predict. We plan to periodically review this assessment and provide updates of material changes as appropriate.

If approved, we believe that vidofludimus calcium, with combined neuroprotective, anti-inflammatory, and antiviral effects, has the potential to be a unique treatment option targeted to the complex pathophysiology of MS. Preclinical data showed that vidofludimus calcium activates the neuroprotective transcription factor nuclear receptor related 1, which is associated with direct neuroprotective properties and may enhance the potential benefit for patients. Additionally, vidofludimus calcium is a known inhibitor of the enzyme dihydroorotate dehydrogenase, which is a key enzyme in the metabolism of overactive immune cells and virus-infected cells. This mechanism is associated with the anti-inflammatory and antiviral effects of vidofludimus calcium. We believe that the combined mechanisms of vidofludimus calcium are unique in the MS space and support the therapeutic performance shown in our Phase 2 EMPhASIS trial in relapsing-remitting MS patients, in particular, via data illustrating the potential to reduce magnetic resonance imaging lesions, prevent relapses, reduce the rate of disability progression, and reduce levels of serum neurofilament light chain, an important biomarker of neuronal damage. Vidofludimus calcium has shown in clinical trials reported to date a consistent pharmacokinetic, safety and tolerability profile and has already been exposed to more than 1,800 human subjects and patients in either of the drug’s formulations.

IMU-856 is an orally available and systemically acting small molecule modulator that targets Sirtuin 6, a protein which serves as a transcriptional regulator of intestinal barrier function and regeneration of bowel epithelium. Based on preclinical data, we believe this compound may represent a unique treatment approach, as the mechanism of action targets the restoration of the intestinal barrier function and bowel wall architecture in patients suffering from gastrointestinal diseases such as celiac disease, IBD, short bowel syndrome, irritable bowel syndrome with diarrhea and other intestinal barrier function associated diseases. Based on preclinical investigations demonstrating no suppression of immune cells, IMU-856 may have the potential to maintain immune surveillance for patients during therapy, which would be an important advantage versus immunosuppressive medications and may allow the potential for combination with available treatments in gastroenterological diseases.

Data from a Phase 1b clinical trial in celiac disease patients during periods of gluten-free diet and gluten challenge demonstrated positive effects for IMU-856 over placebo in four key dimensions of celiac disease pathophysiology: protection of the gut architecture, improvement of patients’ symptoms, biomarker response, and enhancement of nutrient absorption. IMU-856 was also observed to be safe and well-tolerated in this trial. We are currently preparing clinical Phase 2 testing of IMU-856 in patients with ongoing active celiac disease despite gluten-free diet, while also considering further potential clinical applications in other gastrointestinal disorders.

Immunic has selected IMU-381 as a development candidate to specifically address the needs of gastrointestinal diseases. IMU-381 is a next generation molecule with improved overall properties, supported by a series of chemical derivatives. IMU-381 is currently in preclinical testing.

Additional research and development activities remain ongoing through preclinical research examining the potential to treat a broad set of neuroinflammatory, autoimmune and viral diseases with new molecules leveraging our chemical and pharmacological research platform as well as generated intellectual property in these areas.

We expect to continue to lead most of our research and development activities from our Gräfelfing, Germany location, where dedicated scientific, regulatory, clinical and medical teams conduct their activities. Due to these teams' key relationships with local and international service providers, we anticipate that this should result in more timely and cost-effective execution of our development programs. In addition, we are using our subsidiary in Melbourne, Australia to perform research and development activities in the Australasia region. We also conduct preclinical work in Halle/Saale, Germany through a collaboration with the Fraunhofer Institute.

Our business, operating results, financial condition and growth prospects are subject to significant risks and uncertainties, including delays in clinical trials, the failure of our clinical trials to meet their endpoints, failure to obtain regulatory approval and failure to obtain needed additional funding on acceptable terms, if at all, to complete the development and commercialization of our three development programs.

Strategy

We are focused on the development of new molecules that maximize the therapeutic benefits for patients by uniquely addressing biologically relevant immunological targets. We take advantage of our established research and development infrastructure and operations in Germany and Australia to more efficiently develop our product candidates in indications of high unmet need and where the product candidates have the potential to elevate the standard of care for the benefit of patients. Given the mechanisms of action and the data generated for our product candidates, to date, we continue to execute on the clinical development of our programs for established indications as well as explore additional indications where patients could potentially benefit from the unique profiles of each product candidate.

We are currently focused on maximizing the potential of our development programs through the following strategic initiatives:

•	Executing the ongoing Phase 3 ENSURE and Phase 2 CALLIPER clinical trial programs of vidofludimus calcium in RMS and PMS, respectively.

•	Executing the IMU-856 development program, including preparation of a Phase 2 clinical trial.

•	Continuing preclinical research to complement the existing clinical activities, explore additional indications for future development and generating additional molecules for potential future development.

•	Facilitating readiness for potential commercial launch of our product candidates through targeted and stage-appropriate pre-commercial activities.

•	Evaluating potential strategic collaborations for each product candidate in order to complement our existing research and development capabilities and to facilitate potential commercialization of these product candidates by taking advantage of the resources and capabilities of strategic collaborators in order to enhance the potential and value of each product candidate.

Corporate Information

Prior to April 12, 2019, we were a clinical-stage biotherapeutic company known as Vital Therapies, Inc. that had historically been focused on the development of a cell-based therapy targeting the treatment of acute forms of liver failure. Vital Therapies, Inc. was originally incorporated in the State of California in May of 2003 as Vitagen Acquisition Corp., subsequently changed its name to Vital Therapies, Inc. in June 2003, and reincorporated in Delaware in January 2004. In April 2019, we completed an exchange transaction with Immunic AG pursuant to which holders of ordinary shares of Immunic AG exchanged all of their shares for shares of our common stock, resulting in Immunic AG becoming our wholly owned subsidiary. Following the exchange, we changed our name to Immunic, Inc. and we became a clinical-stage biopharmaceutical company focused on the development of selective oral therapies in immunology with the goal of becoming a leader in treatments for chronic inflammatory and autoimmune diseases.

Our corporate headquarters are located at 1200 Avenue of the Americas, Suite 200, New York, New York 10036. We also have an office at Lochhamer Schlag 21, 82166 Grafelfing, Germany. Our telephone number is (332) 255-9818. We maintain a website at www.imux.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectuses, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.

We will describe, in a prospectus supplement or related free writing prospectuses, the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

As of May 23, 2024, there were 90,079,016 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IMUX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Dividends

We have not declared any cash dividends on our common stock since inception and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue a total of 20,000,000 shares of preferred stock. As of May 23, 2024, there were no shares of preferred stock issued and outstanding.

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors, without stockholder approval. The prospectus supplement relating to any shares of preferred stock offered thereby will include specific terms of the shares of preferred stock offered, including, if applicable:

•	the title of the shares of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of preferred stock;

•	whether the dividends on shares of preferred stock are cumulative or not and, if cumulative, the date from which dividends on the shares of preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the shares of preferred stock;

•	the provision for a sinking fund, if any, for the shares of preferred stock;

•	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights of the shares of preferred stock;

•	any listing of the shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation thereof);

•	discussion of federal income tax considerations applicable to the shares of preferred stock;

•	the relative ranking and preferences of the shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series or class of shares of preferred stock ranking senior to or on a parity with such series or class of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock; and

•	any voting rights of such preferred stock.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Possible Anti-Takeover Effects of Delaware Law and our Charter Documents

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer, an acquisition of us by means of a proxy contest or otherwise, or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Undesignated Preferred Stock.

The ability of our board of directors, without action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent.

Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Staggered Board.

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors.

Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting.

Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Director Liability

Our amended and restated bylaws limit the extent to which our directors are personally liable to us and our stockholders, to the fullest extent permitted by the DGCL. The inclusion of this provision in our amended and restated bylaws may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed a form of indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference to reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	provisions relating to modification of the terms of the security or the rights of the security holder;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;
•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell, transfer or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities, if other than U.S. dollars, and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge, or to whom we sell all of our assets, must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might subject it to personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that, if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would subject the trustee to personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a proceeding instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

•	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided above under “-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•	to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	changing the currency in which any note or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such series of debt securities, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

•	reducing the requirements contained in the applicable indenture for quorum or voting;

•	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all of our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement or free writing prospectuses differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectuses.

The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including, as applicable:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in the event of any consolidation, merger, or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	changes to or adjustments in the exercise price of the debt warrants;

•	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC before the issuance of the related series of units, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in the event of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the partnership nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default has occurred and is continuing with respect to such series of securities,

then we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform other services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Dentons US LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Immunic, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Pre-Funded Warrants to Purchase 86,666,667 Shares of Common Stock

Series A Warrants to Purchase 86,666,667 Shares of Common Stock (or Pre-Funded Warrants)

Series B Warrants to Purchase 86,666,667 Shares of Common Stock (or Pre-Funded Warrants)

260,000,001 Shares of Common Stock underlying the Warrants

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Leerink Partners

Co-Managers

B. Riley Securities	Brookline Capital Markets a division of Arcadia Securities, LLC

May 28, 2025